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                                                                    Exhibit 23.3

              CONSENT OF ERNST OF YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996, with respect to the financial statements of School Specialty Inc. for the year ended December 31, 1995 included in the Registration Statement on Form S-1 and related Prospectus of School Specialty, Inc. (formerly known as School Specialty, Inc. and Re-Print Corporation) for the registration of 3,450,000 shares of its common stock and $100,000,000 subordinated notes.


Milwaukee, Wisconsin                                       /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP
February 24, 1999